SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): July 19, 1996


                              TAUBMAN CENTERS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


          1-11530                                     38-2033632
  (Commission File Number)              (I.R.S Employer Identification Number)


            200 East Long Lake Road, Bloomfield Hills, Michigan 48304
            (Address of Principal Executive Office)        (Zip Code)


                                 (810) 258-6800
              (Registrant's Telephone Number, Including Area Code)


                                      None
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Matters.

  On July 19, 1996, The Taubman Realty Group Limited Partnership (TRG) completed transactions that resulted in it acquiring the 75% interest in Fairlane Town Center (Fairlane) previously held by a joint venture partner, leaving TRG with 100% ownership of the Center. The 75% interest was acquired from Boston Safe Deposit and Trust Company, as trustee of the Pacific Telesis Group Master Pension Trust ("PacTel"), for $65.6 million. TRG also assumed mortgage debt of approximately $26 million, representing PacTel's beneficial interest in the $34.6 million mortgage encumbering the property. TRG borrowed under an existing revolving credit facility with Union Bank of Switzerland (New York Branch) to fund the cash portion of the purchase price. The borrowing was subsequently repaid with the $65.6 million proceeds from the issuance of 3,096 TRG units of partnership interest to PacTel . Taubman Centers, Inc. (the "Company") is the managing general partner of TRG. PacTel is unaffiliated with TRG and the Company, and the transactions were negotiated at arm's length. The units of partnership interest issued to PacTel will be exchangeable (after one year), under the Company's on-going exchange offer to certain of TRG's partners, for approximately 6.1 million shares of the Company's common stock. The common stock had a closing price of $10.75 per share on July 17, 1996. PacTel is obligated to hold the units of partnership interest for at least one year. TRG used unsecured debt to fund the repayment of Fairlane's 9.73% mortgage and the prepayment penalty of approximately $1.2 million.

  Fairlane is a 1.5 million square foot regional shopping center located in Dearborn, Michigan. Fairlane opened in 1976 with JCPenney, Hudson's and Sears as anchors. Lord & Taylor and Saks Fifth Avenue were added as anchors in 1978 and 1980, respectively.

Item 7. Financial Statements and Exhibits.

  The following financial statements and pro forma information are being supplied as supplementary information to this voluntary filing on Form 8-K.

      a-b   Financial Statements and Pro Forma Information.

            Independent Auditors' Report.

            Fairlane Town Center, Historical Summaries of Revenues and Direct Operating Expenses for Each of the Three Years in the Period Ended December 31, 1995.

            Taubman Centers, Inc., Pro Forma Condensed Statement of Operations, Year Ended December 31, 1995, and the Three Months Ended March 31, 1996 (unaudited).

            The Taubman Realty Group Limited Partnership, Pro Forma Condensed Consolidated Balance Sheet, March 31, 1996 (unaudited).

            The Taubman Realty Group Limited Partnership, Pro Forma Condensed Consolidated Statement of Operations, Year Ended December 31, 1995 (unaudited).

            The Taubman Realty Group Limited Partnership, Pro Forma Condensed Consolidated Statement of Operations, Three Months Ended March 31, 1996 (unaudited).

            The Taubman Realty Group Limited Partnership, Statement of Estimated Taxable Operating Results of Fairlane Town Center and Estimated Cash to be Made Available by Operations of Fairlane Town Center for a Twelve Month Period Ended March 31, 1996 (unaudited).

                 FAIRLANE TOWN CENTER

                 Historical Summaries of
                 Revenues and Direct Operating Expenses
                 for Each of the Three Years in the
                 Period Ended December 31, 1995, and
                 Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

Partners
The Taubman Realty Group Limited Partnership

We have audited the accompanying historical summaries of revenues and direct operating expenses of Fairlane Town Center (Fairlane) for each of the three years in the period ended December 31, 1995. The historical summaries are the responsibility of Fairlane's management. Our responsibility is to express an opinion on these historical summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical summaries are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K of The Taubman Realty Group Limited Partnership). They exclude material expenses, as described in Note 1, and are not intended to be a complete presentation of Fairlane's revenues and expenses.

In our opinion, such historical summaries present fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of Fairlane for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Detroit, Michigan
July 31, 1996

FAIRLANE TOWN CENTER

HISTORICAL SUMMARIES OF REVENUES AND DIRECT OPERATING EXPENSES
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995




                                            Year Ended December 31
                                      1993           1994           1995
                                  -----------------------------------------
REVENUES:
    Minimum rents                 $14,966,455    $15,298,788    $15,241,634
    Percentage rents                  210,282        169,306        221,069
    Expense recoveries             10,753,973     11,522,556     11,767,749
    Other                             737,515        529,899      1,109,431
                                  -----------    -----------    -----------
  Total revenues                  $26,668,225    $27,520,549    $28,339,883

DIRECT OPERATING EXPENSES:
    Recoverable expenses          $10,137,673    $10,753,352    $10,402,236
    Other                           1,711,831      1,533,225      1,326,053
                                  -----------    -----------    -----------

  Total direct operating expenses $11,849,504    $12,286,577    $11,728,289
                                  -----------    -----------    -----------

EXCESS OF REVENUES OVER DIRECT
    OPERATING EXPENSES            $14,818,721    $15,233,972    $16,611,594
                                  ===========    ===========    ===========

FAIRLANE TOWN CENTER

HISTORICAL SUMMARIES OF REVENUES AND DIRECT OPERATING EXPENSES
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General - Fairlane Town Center (Fairlane) is a regional shopping center in Dearborn, Michigan, which is owned and operated by Fairlane Town Center (a partnership). Shopping center space is leased to tenants and anchors pursuant to lease agreements. Leases typically provide for guaranteed minimum rent, percentage rent, and other charges to cover certain operating costs.

     Basis of Presentation - Revenues and expenses are presented on the accrual basis of accounting. The accompanying financial summaries of historical revenues and direct operating expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a report on Form 8-K of The Taubman Realty Group Limited Partnership (TRG). The accompanying financial summaries are not representative of the actual operations for the periods presented as material expenses which may not be comparable to the proposed future operations of Fairlane by TRG have been excluded. Excluded expenses consist of interest and depreciation and amortization not directly related to future operations of Fairlane. Expenses include the costs of management services provided by The Taubman Company Limited Partnership, approximately 99% beneficially owned by TRG, to Fairlane.

     Revenue Recognition - Shopping Center space is generally leased to specialty retail tenants under short and intermediate term leases which are accounted for as operating leases. Minimum rents are recognized on an accrual basis as earned, the result of which does not differ materially from a straight-line basis. Percentage rents are recognized on an accrual basis as earned. Expense recoveries, which include an administrative fee, are recognized as revenue in the period applicable costs are accrued.

                              TAUBMAN CENTERS, INC.
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   Year Ended December 31, 1995 and the Three
                           Months Ended March 31, 1996
                                   (unaudited)
                        (in thousands, except share data)


  The accompanying Pro Forma Condensed Statement of Operations is presented as if The Taubman Realty Group Limited Partnership's (TRG) acquisition of its joint venture partner's 75% ownership of Fairlane Town Center (Fairlane) and the related issuance of additional units of partnership interest, which caused the Company's ownership of TRG to decrease from 35.10% to 33.47%, and various other transactions of TRG, occurred as of January 1, 1995. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Condensed Statement of Operations is not necessarily indicative of what actual results of operations would have been had these transactions occurred on January 1, 1995, nor does it purport to represent the results of operations for future periods.


                                              Year Ended                                 Three Months Ended
                                           December 31, 1995                               March 31, 1996
                           ------------------------------------------       -----------------------------------------

                           Historical     Adjustment<F1>(A) Pro Forma       Historical    Adjustment<F1>(A) Pro Forma
                           ----------     ----------        ---------       ----------    ----------        ---------
Income:
 Equity in TRG's income
  before extraordinary
  items <F2>(B)               $19,831          $(472)         $19,359           $5,414          $ 111          $5,525
 Interest and other               331                             331               68                             68
                               ------          -----          -------           ------          -----          ------
                              $20,162          $(472)         $19,690           $5,482          $ 111          $5,593
                              -------          -----          -------           ------          -----          ------

Operating expenses             $  895                         $   895           $  238                         $  238
                               ------                         -------           ------          -----          ------

Income before extraordinary
 items                        $19,267          $(472)         $18,795           $5,244          $ 111          $5,355
                              =======          =====          =======           ======          =====          ======

Earnings per common share:
 Income before extraordinary
  items                      $    .44                         $   .43           $  .12                         $  .12
                               ======                         =======           ======                         ======

Weighted average number
 of common shares
 outstanding               44,249,617                      44,249,617       44,111,232                     44,111,232
                           ==========                      ==========       ==========                     ==========

<F1>
(A) Adjustment is due to the impact of TRG's acquisition of its joint venture partner's 75% interest in Fairlane and the related issuance of additional units of partnership interest, which caused the Company's ownership of TRG to decrease from 35.10% to 33.47%, and various other transactions which occurred in 1995 and 1996. See TRG's Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996 included in this report.
<F2>
(B) Includes a $1.8 million gain in the 1995 Historical column and the reversal of $1.8 million gain in the 1995 Adjustment column, related to TRG's disposition of Bellevue Center in November 1995.

                                           7

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1996
                                   (unaudited)
                                 (in thousands)

  This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if TRG's acquisition of its joint venture partner's 75% interest in Fairlane Town Center (Fairlane) and TRG's acquisition of the Paseo Nuevo shopping center (Paseo) had occurred on March 31, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  This unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1996, nor does it purport to represent the future financial position of TRG.

                                               Adjustments                     Adjustments
                                                   for                             for
                                               Acquisition         Pro         Acquisition        Pro
                               Historical     of Fairlane<F1>(A)  Forma         of Paseo<F2>(B)  Forma
                               ----------     -----------       ---------      -----------     ---------
Assets:
 Properties, net               $  724,794       $ 95,318       $  820,112       $ 35,398      $  855,510
 Other assets                      81,430          5,473           86,903          2,400          89,303
                               ----------       --------       ----------       --------      ----------
                               $  806,224       $100,791       $  907,015       $ 37,798      $  944,813
                               ==========       ========       ==========       ========      ==========
Liabilities:
 Debt                          $  964,820       $ 36,333       $1,001,153       $ 37,000      $1,038,153
 Capital lease obligation          17,277                          17,277                         17,277
 Accounts payable and
  other liabilities                80,533          2,931           83,464            798          84,262
 Distributions in excess of
  net income of unconsolidated
  Joint Ventures                  154,629         (2,848)         151,781                        151,781
                               ----------       --------       ----------       --------      ----------
                               $1,217,259       $ 36,416       $1,253,675       $ 37,798      $1,291,473
Accumulated deficiency in
 assets                          (411,035)        64,375         (346,660)                      (346,660)
                              -----------       --------       ----------       --------      ----------
                               $  806,224       $100,791       $  907,015       $ 37,798      $  944,813
                               ==========       ========       ==========       ========      ==========
Allocation of accumulated
deficiency in assets:
 General Partners              $ (328,897)                     $ (264,497)                    $ (264,497)
 Limited Partners                 (82,138)                        (82,163)                       (82,163)
                               ----------                      ----------                     ----------
                               $ (411,035)                     $ (346,660)                    $ (364,660)
                               ==========                      ==========                     ==========

<F1>
(A) Represents TRG's acquisition of its joint venture partner's 75% interest in Fairlane Town Center and the subsequent consolidation of Fairlane as a wholly owned entity. The ownership interest was acquired in connection with the issuance of 3,096 units of partnership interest (exchangeable, after one year, for approximately 6.1 million shares of Taubman Centers, Inc. common stock, having a closing price of $10.75 per share on July 17,
      1996).  The  units  issued  represent   limited   partnership   interests.
      Transaction costs were approximately $0.8 million. TRG also assumed mortgage debt of $26 million, representing the former joint venture partner's beneficial interest in the $34.6 million mortgage encumbering the property. TRG used unsecured debt to fund the repayment of the 9.73% mortgage and the prepayment penalty of approximately $1.2 million. The acquisition was accounted for at fair value. Prior to the acquisition date, TRG's 25% interest in Fairlane was accounted for under the equity method.
<F2>
(B) Represents TRG's June 1996 acquisition of Paseo, located in Santa Barbara, California, for $37 million. TRG borrowed under its existing lines of credit to fund the acquisition. Transaction costs were approximately $0.8 million. TRG also assumed a $2.0 million note receivable plus accrued interest due from the lessor of one of Paseo's ground leases. The acquisition was accounted for at fair value.

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1995
                                   (unaudited)
                        (in thousands, except unit data)

  The accompanying Pro Forma Condensed Consolidated Statement of Operations is presented as if (i) TRG's acquisition of its joint venture partner's 75% interest in Fairlane Town Center (Fairlane) occurred on January 1, 1995 and (ii) TRG acquired the Paseo Nuevo shopping center and certain other transactions occurred on January 1, 1995. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Condensed Consolidated Statement of Operations is not necessarily indicative of what actual results of operations would have been had these transactions been completed as of January 1, 1995, nor does it purport to represent the results of operations for future periods.

                                                   Adjustments                     Adjustments
                                                       for                             for
                                                   Acquisition          Pro           Other            Pro
                                  Historical      of Fairlane<F1>(A)   Forma       Transactions       Forma
                                  ----------      ------------       ---------     ------------     ---------
Revenues                            $228,918         $28,340         $257,258         $  6,645<F2>(B)  $263,903
                                    --------         -------         --------         --------         --------

Operating Costs:
Recoverable expenses                $ 62,910         $10,402         $ 73,312         $  1,785<F2>(B)  $ 75,097
Other operating                       22,512           1,326           23,838            1,468<F2>(B)    25,306
Management, leasing and
 development services                  3,696                            3,696                             3,696
General and administrative            19,790                           19,790                            19,790
Interest                              65,858           2,792           68,650            2,812<F3>(B)(C) 71,462
Depreciation and amortization         32,393           3,792           36,185            1,106<F2>(B)    37,291
                                    --------         -------          -------         --------         --------
                                    $207,159         $18,312         $225,471         $  7,171         $232,642
                                    --------         -------         --------         --------         --------

Income before equity in income
 of unconsolidated Joint Ventures
 and before extraordinary items     $ 21,759         $10,028         $ 31,787         $   (526)        $ 31,261
Equity in income before extra-
 ordinary items of unconsolidated
 Joint Ventures                       57,940          (2,698)          55,242           (4,330)<F4>(D)   50,912
                                    --------         -------         --------         --------         --------
Income before extraordinary items   $ 79,699         $ 7,330         $ 87,029         $ (4,856)        $ 82,173
                                    ========         =======         ========         ========         ========

Allocation of income before
 extraordinary items:
 General Partners                   $ 63,773                         $ 66,402                          $ 62,697
 Limited Partners                     15,926                           20,627                            19,476
                                    --------                         --------                          --------
                                    $ 79,699                         $ 87,029                          $ 82,173
                                    ========                         ========                          ========

Earnings per Unit of Partnership
 Interest:
  Income before extraordinary
    items                           $  1,255                         $  1,306                          $  1,234
                                    ========                         ========                          ========

Weighted Average Number of
 Units of Partnership Interest
 Outstanding                          63,521           3,096           66,617                            66,617
                                    ========         =======         ========                          ========

             See the accompanying Notes and Significant Assumptions

                                           9

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                        NOTES AND SIGNIFICANT ASSUMPTIONS

<F1>
(A) Acquisition of Fairlane Town Center Interests


In July 1996, The Taubman Realty Group Limited Partnership (TRG) completed transactions that resulted in the acquisition of the 75% interest in Fairlane
Town Center (Fairlane), previously held by a joint venture partner. In connection with the transactions, TRG issued 3,096 units of partnership interest to the joint venture partner. The units are exchangeable, after one year, for approximately 6.1 million shares of Taubman Centers, Inc. common stock, having a closing price of $10.75 per share on July 17, 1996. The former joint venture partner is obligated to hold the partnership units for at least one year. TRG also assumed mortgage debt of $26 million, representing the former joint venture partner's beneficial interest in the $34.6 million mortgage encumbering the property. TRG used unsecured debt (average rates of 7.59% and 7.44% in 1995 and 1996, respectively) to fund the repayment of the 9.73% mortgage and the prepayment penalty of approximately $1.2 million. The acquisition, which resulted in TRG owning 100% of Fairlane, was accounted for at fair value. Prior to the acquisition date, TRG's interest in Fairlane was accounted for under the equity method. The purchase price has been allocated 15% to land and 85% to buildings and site improvements, which will be depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses, other than interest and depreciation and amortization, represent the historical amounts of Fairlane.

Other Transactions
<F2>
(B) Acquisition of Paseo Nuevo

In June 1996, TRG acquired the Paseo Nuevo shopping center (Paseo), located in Santa Barbara, California, for $37 million. TRG borrowed under its existing lines of credit (average rates of 7.75% and 7.03% in 1995 and 1996, respectively) to fund the acquisition. The Center is owned subject to two participating ground leases with remaining terms of approximately 70 years. TRG also assumed a $2.0 million note receivable due from the lessor of one of the ground leases. The note accrues interest at an annual rate of 10%. The purchase price has been allocated primarily to the buildings and site improvements, which will be depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses other than interest, depreciation and management fee expense are based on unaudited information provided by the seller of the property.
<F3>
(C) Medium-Term Note Program

In the second quarter of 1995, TRG initiated a medium-term note program under its $500 million shelf registration statement and issued during the year $133.4 million of unsecured notes at a weighted average rate of 7.45% and a weighted average maturity of approximately seven years. The net proceeds were used to pay down floating rate debt under TRG's revolving credit facilities as well as to pay off the $22.6 million mortgage, bearing a 9.44% rate, encumbering a wholly owned Center. In July 1996, TRG issued $154 million of unsecured notes ($70 million of 8% notes and $84 million of floating rate notes). The net proceeds were used to repay the Fairlane mortgage and the related prepayment penalty, and to pay down borrowings under TRG's revolving credit facilities. Interest rates used in determining the adjustments for debt issued and retired are based on actual rates achieved, including where applicable the impact of interest rate hedging instruments, and are not necessarily indicative of the rates which could have been achieved if the transactions had actually occurred as of the beginning of the periods presented.
<F4>
(D) Disposal of Bellevue Center

In December 1995, the bank group holding the $99.5 million nonrecourse mortgage encumbering Bellevue Center acquired title to the Center through a nonjudicial foreclosure sale. The mortgage, which had a below market interest rate of 5.91%, matured on November 1, 1995. TRG's share of the ordinary gain on the disposition of the Center was $5.0 million. TRG ceased to recognize the results of operations of Bellevue Associates (Bellevue), a 60% owned joint venture, as of November 1, 1995. TRG's share of Bellevue's net loss from operations for the ten months ended October 31, 1995 was $0.7 million. The pro forma adjustment represents the reversal of the $5.0 million gain and the $0.7 million loss from operations.


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        Three Months Ended March 31, 1996
                                   (unaudited)
                        (in thousands, except unit data)

 The  accompanying Pro Forma Condensed  Consolidated  Statement of Operations is
presented  as if (i)  TRG's  acquisition  of its  joint  venture  partner's  75%
interest in Fairlane Town Center  (Fairlane)  and (ii) TRG's  acquisition of the
Paseo Nuevo shopping center and certain other  transactions  occurred on January
1, 1995.  In  management's  opinion,  all  adjustments  necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Condensed
Consolidated  Statement of  Operations  is not  necessarily  indicative  of what actual  results  of  operations  would  have  been had these  transactions  been completed as of January 1, 1995, nor does it purport to represent the results of operations for future periods.

                                                   Adjustments                      Adjustments
                                                       for                              for
                                                   Acquisition          Pro            Other             Pro
                                  Historical      of Fairlane<F1>(A)   Forma        Transactions        Forma
                                  ----------      ------------       ---------      ------------      ---------
Revenues                            $59,732          $6,977          $66,709          $1,801<F2>(B)   $68,510
                                    -------          ------          -------          ------          -------

Operating Costs:
 Recoverable expenses               $15,586          $2,746          $18,332          $  464<F2>(B)   $18,796
 Other operating                      5,219             584            5,803             384<F2>(B)     6,187
 Management, leasing and
  development services                1,245                            1,245                            1,245
 General and administrative           4,753                            4,753                            4,753
 Interest                            17,102             685           17,787             825<F3>(B)(C) 18,612
 Depreciation and amortization        8,322             987            9,309             277<F2>(B)     9,586
                                    -------          ------          -------          ------          -------
                                    $52,227          $5,002          $57,229          $1,950          $59,179
                                    -------          ------          -------          ------          -------

Income before equity in income
 of unconsolidated Joint Ventures
 and before extraordinary items     $ 7,505          $1,975          $ 9,480          $ (149)         $ 9,331
Equity in income before extra-
 ordinary items of unconsolidated
 Joint Ventures                      13,363            (476)          12,887                           12,887
                                    -------          ------          -------          ------          -------
Income before extraordinary items   $20,868          $1,499          $22,367          $ (149)         $22,218
                                    =======          ======          =======          ======          =======

Allocation of income before
 extraordinary items:
  General Partners                  $16,698                          $17,066                          $16,952
  Limited Partners                    4,170                            5,301                            5,266
                                    -------                          -------                          -------
                                    $20,868                          $22,367                          $22,218
                                    =======                          =======                          =======

Earnings per Unit of Partnership
 Interest:
  Income before extraordinary
   items                            $   329                          $   336                          $   334
                                    =======                          =======                          =======

Weighted Average Number of
 Units of Partnership Interest
 Outstanding                         63,521           3,096           66,617                           66,617
                                    =======          ======          =======                          =======


             See the accompanying Notes and Significant Assumptions

                                          10


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                        NOTES AND SIGNIFICANT ASSUMPTIONS

<F1>
(A) Acquisition of Fairlane Town Center Interests


In July 1996, The Taubman Realty Group Limited Partnership (TRG) completed transactions that resulted in the acquisition of the 75% interest in Fairlane
Town Center (Fairlane), previously held by a joint venture partner. In connection with the transactions, TRG issued 3,096 units of partnership interest to the joint venture partner. The units are exchangeable, after one year, for approximately 6.1 million shares of Taubman Centers, Inc. common stock, having a closing price of $10.75 per share on July 17, 1996. The former joint venture partner is obligated to hold the partnership units for at least one year. TRG also assumed mortgage debt of $26 million, representing the former joint venture partner's beneficial interest in the $34.6 million mortgage encumbering the property. TRG used unsecured debt (average rates of 7.59% and 7.44% in 1995 and 1996, respectively) to fund the repayment of the 9.73% mortgage and the prepayment penalty of approximately $1.2 million. The acquisition, which resulted in TRG owning 100% of Fairlane, was accounted for at fair value. Prior to the acquisition date, TRG's interest in Fairlane was accounted for under the equity method. The purchase price has been allocated 15% to land and 85% to buildings and site improvements, which will be depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses, other than interest and depreciation and amortization, represent the historical amounts of Fairlane.

Other Transactions
<F2>
(B) Acquisition of Paseo Nuevo

In June 1996, TRG acquired the Paseo Nuevo shopping center (Paseo), located in Santa Barbara, California, for $37 million. TRG borrowed under its existing lines of credit (average rates of 7.75% and 7.03% in 1995 and 1996, respectively) to fund the acquisition. The Center is owned subject to two participating ground leases with remaining terms of approximately 70 years. TRG also assumed a $2.0 million note receivable due from the lessor of one of the ground leases. The note accrues interest at an annual rate of 10%. The purchase price has been allocated primarily to the buildings and site improvements, which will be depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses other than interest, depreciation and management fee expense are based on unaudited information provided by the seller of the property.
<F3>
(C) Medium-Term Note Program

In the second quarter of 1995, TRG initiated a medium-term note program under its $500 million shelf registration statement and issued during the year $133.4 million of unsecured notes at a weighted average rate of 7.45% and a weighted average maturity of approximately seven years. The net proceeds were used to pay down floating rate debt under TRG's revolving credit facilities as well as to pay off the $22.6 million mortgage, bearing a 9.44% rate, encumbering a wholly owned Center. In July 1996, TRG issued $154 million of unsecured notes ($70 million of 8% notes and $84 million of floating rate notes). The net proceeds were used to repay the Fairlane mortgage and the related prepayment penalty, and to pay down borrowings under TRG's revolving credit facilities. Interest rates used in determining the adjustments for debt issued and retired are based on actual rates achieved, including where applicable the impact of interest rate hedging instruments, and are not necessarily indicative of the rates which could have been achieved if the transactions had actually occurred as of the beginning of the periods presented.

                                       11

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

                    STATEMENT OF ESTIMATED TAXABLE OPERATING
          RESULTS OF FAIRLANE TOWN CENTER AND ESTIMATED CASH TO BE MADE
                 AVAILABLE BY OPERATIONS OF FAIRLANE TOWN CENTER
                 FOR A TWELVE-MONTH PERIOD ENDED March 31, 1996
                                   (unaudited)
                                 (in thousands)



Revenues:
Minimum rents                                                  $15,218
Percentage rents                                                   235
Expense recoveries                                              12,203
Other                                                              873
                                                               -------
                                                               $28,529
Operating Costs:
Recoverable expenses                                           $10,850
Other operating                                                  1,603
Interest                                                         2,783
Depreciation and amortization                                    3,824
                                                               -------
                                                               $19,060
                                                               -------
Estimated taxable operating income                              $9,469
Add back depreciation and amortization                           3,824
                                                               -------
Estimated cash to be made available by operations              $13,293
                                                               =======


Note

This statement of estimated taxable operating results and estimated cash to be made available from operations is an estimate of operating results of Fairlane Town Center for a period of twelve months and does not purport to reflect actual results for any period.

   c. Exhibits.

      Exhibit Number                 Description

            23                       Consent of Deloitte & Touche LLP.

      *     99 (a)                   Purchase and Sale Agreement By and Between
                                     The Pacific  Telesis  Group Master  Pension
                                     Trust and The Taubman  Realty Group Limited
                                     Partnership, dated July 17, 1996 (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).

      *     99 (b)                   Subscription Agreement By and Between The
                                     Pacific Telesis Group Master Pension Trust and The Taubman Realty Group Limited
                                     Partnership dated July 18, 1996 (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).



      * Certain portions of this document have been omitted and are being separately filed with the Securities and Exchange Commission by TRG with its request for confidential treatment.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                TAUBMAN CENTERS, INC.


Date:   August 1, 1996                          By: /s/ Bernard Winograd
                                                    --------------------
                                                Bernard Winograd
                                                Executive Vice President and
                                                Chief Financial Officer

                                  EXHIBIT INDEX


    Exhibit Number                   Description

            23                       Consent of Deloitte & Touche LLP.


      *    99 (a)                    Purchase and Sale Agreement By and Between
                                     The Pacific  Telesis  Group Master  Pension
                                     Trust and The Taubman  Realty Group Limited
                                     Partnership, dated July 17, 1996 (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).

      *    99 (b)                    Subscription Agreement By and Between The
                                     Pacific Telesis Group Master Pension Trust and The Taubman Realty Group Limited
                                     Partnership dated July 18, 1996 (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).



      * Certain portions of this document have been omitted and are being separately filed with the Securities and Exchange Commission by TRG with its request for confidential treatment.